Exhibit 99.1

SUNCOKE ENERGY, INC. PROVIDES 2013 OUTLOOK

AND HOSTS ITS FIRST INVESTOR DAY

•	Adjusted EBITDA for the full year 2013 is projected to be between $205 million and $230 million

•	2013 Domestic coke production is expected to be in excess of 4.3 million tons reflecting another year of full capacity utilization

•	2013 coal sales are expected to increase slightly to 1.7 million tons driven by increased volumes from our Revelation surface mining venture and purchased coal

•	Diluted Earnings Per Share (EPS) for 2013 is anticipated to be between $0.60 and $0.85

Lisle, IL (December 11, 2012) – SunCoke Energy, Inc. (NYSE: SXC) today will host its first Investor Day and provide its 2013 business outlook.

“2012 was a year of executing on our commitments and building the base for the future,” said Frederick “Fritz” Henderson, Chairman and Chief Executive Officer of SunCoke Energy. “Our entire U.S. cokemaking fleet performed well, with our new Middletown operations making a substantial contribution. We made tangible progress in our growth strategy with the recently announced plan to form a cokemaking joint venture with VISA Steel in India, the filing of a permit application to potentially build another U.S. cokemaking facility and pursuit of a planned initial public offering of a Master Limited Partnership. We also generated significant free cash flow in 2012 and expect to close the year with nearly $240 million of cash.”

Henderson continued, “Looking ahead to 2013, we expect to continue to drive operations excellence throughout our business. While we expect to maintain positive momentum in our cokemaking business, we nevertheless expect lower results in 2013, primarily due to a more than $40 per ton decrease in average sale prices in our coal mining segment. As a result, we estimate full year Adjusted EBITDA for 2013 will be between $205 million and $230 million, down roughly $40-$50 million from 2012.”

To mitigate the impact of significantly lower coal sale prices in its coal operations, the Company is accelerating the execution of an aggressive coal action plan intended to improve efficiencies and lower costs at its Jewell underground mining operations. In addition, the Company plans to increase volumes sourced from its Revelation surface mining venture and purchases of lower-priced third-party coal in 2013. Total 2013 coal sales are projected to be 1.7 million tons versus an estimated 1.5 million in 2012.

On the coke side, the Company expects sustained strong operations across its domestic fleet, with meaningful improvement at its Indiana Harbor facility and the benefit of 12 months of full production at its Middletown facility. Partially offsetting these improvements, lower purchased coal costs per ton are expected to decrease the value of coal-to-coke yield benefits the coke operations realized in 2012. The Company also expects to exceed 100% capacity utilization again in 2013, with projected coke production in excess of 4.3 million tons. SunCoke expects its domestic coke business will continue to achieve Adjusted EBITDA of $55 to $60 per ton in 2013.

Capital expenditures and investments are expected to increase from $70 million in 2012 to approximately $200 million in 2013. This projected increase is driven by approximately $75 million for the refurbishment of the Indiana Harbor facility and environmental remediation projects at the Haverhill and Granite City facilities as well as an estimated $67 million investment in the VISA SunCoke joint venture. Primarily as a result of the VISA SunCoke joint venture investment, the Company anticipates a free cash flow deficit of approximately $65 million for 2013. In addition, SunCoke expects both its 2013 effective tax rate and cash tax rate to be between 17% and 22%.

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UPCOMING COMMUNICATIONS

Members of SunCoke’s senior management team will host the company’s first Investor Day conference on December 11, 2012, at 2 pm EST. Presenters include: Frederick “Fritz” Henderson, Chairman & Chief Executive Officer; Mike Thomson, President & Chief Operating Officer; Dr. John Quanci, Vice President, Technology; Mike Hardesty, Senior Vice President, Sales and Commercial Operations; and Mark Newman, Senior Vice President & Chief Financial Officer.

Presentations will be webcast live and archived for replay for a limited time in the Investor Relations section of the Company’s website at www.suncoke.com.

DEFINITIONS

•

Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for sales discounts, the deduction of income attributable to noncontrolling interests in our Indiana Harbor cokemaking operations, and the interest, taxes, depreciation, depletion and amortization attributable to equity earnings in our unconsolidated affiliates. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. Our Adjusted EBITDA also reflects the deduction of income attributable to noncontrolling interests in our Indiana Harbor cokemaking operations. Our Adjusted EBITDA also includes EBITDA attributable to our unconsolidated affiliates. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Adjusted EBITDA does not represent and should not be considered as an alternative to net income as determined by GAAP, and calculations thereof may not be comparable to those reported by other companies. We believe Adjusted EBITDA is an important measure of operating performance and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP and should not be considered a substitute for net (loss) income as determined in accordance with GAAP.

•	Adjusted EBITDA per Ton represents Adjusted EBITDA divided by tons sold.

•

Free Cash Flow equals cash from operations less cash used in investing activities less cash distributions to noncontrolling interests. Management believes Free Cash Flow information enhances an investor’s understanding of a business’ ability to generate cash. Free Cash Flow does not represent and should not be considered an alternative to net income or cash flows from operating activities as determined under GAAP and may not be comparable to other similarly titled measures of other businesses.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of metallurgical coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our cokemaking facilities are located in Virginia, Indiana, Ohio, Illinois and Vitoria, Brazil, and our coal mining operations, which have more than 114 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

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FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions.

Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in levels of production, production capacity, pricing and/or margins for metallurgical coal and coke; variation in availability, quality and supply of metallurgical coal used in the cokemaking process, including as a result of non-performance by our suppliers; changes in the marketplace that may affect supply and demand for our metallurgical coal and/or coke products, including increased exports of coke from China related to reduced export duties and export quotas and increasing competition from alternative steelmaking and cokemaking technologies that have the potential to reduce or eliminate the use of metallurgical coke; our dependence on, and relationships with, and other conditions affecting, our customers; severe financial hardship or bankruptcy of one of more of our major customers, or the occurrence of a customer default and other events affecting our ability to collect payments from our customers; volatility and cyclical downturns in the carbon steel industry and other industries in which our customers operate; our ability to enter into new, or renew existing, long-term agreements upon favorable terms for the supply of metallurgical coke to domestic and/or foreign steel producers; our ability to develop, design, permit, construct, start up or operate new cokemaking facilities in the U.S.; our ability to successfully implement our international growth strategy, including our investment in the Indian joint venture; the possibility that our investment in the Indian joint venture does not close for any reason; our ability to consummate investments under favorable terms, including with respect to existing cokemaking facilities, which may utilize by-product technology, in the U.S. and Canada, and integrate them into our existing businesses and have them perform at anticipated levels; the timing and structure of the planned MLP may change; unanticipated developments may delay or negatively impact the planned MLP; receipt of regulatory approvals and compliance with contractual obligations required in connection with the planned MLP; the impact of the planned MLP on our relationships with our employees, customers and vendors and our credit rating and cost of funds; changes in market conditions; future opportunities that our Board of Directors may determine present greater potential value to stockholders than the planned MLP; age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in our coal mining and/or cokemaking operations, and in the operations of our major customers, business partners and/or suppliers; changes in the expected operating levels of our assets; our ability to meet minimum volume requirements, coal-to-coke yield standards and coke quality requirements in our coke sales agreements; changes in the level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation expenditures; our ability to service our outstanding indebtedness; our ability to comply with the restrictions imposed by our financing arrangements; nonperformance or force majeure by, or disputes with or changes in contract terms with, major customers, suppliers, dealers, distributors or other business partners; availability of skilled employees for our coal mining and/or cokemaking operations, and other workplace factors; effects of railroad, barge, truck and other transportation performance and costs, including any transportation disruptions; effects of adverse events relating to the operation of our facilities and to the transportation and storage of hazardous

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materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); our ability to enter into joint ventures and other similar arrangements under favorable terms; changes in the availability and cost of equity and debt financing; impact on our liquidity and ability to raise capital as a result of changes in the credit ratings assigned to our indebtedness; changes in credit terms required by our suppliers; risks related to labor relations and workplace safety; changes in, or new, statutes, regulations, governmental policies and taxes, or their interpretations, including those relating to the environment and global warming; the existence of hazardous substances or other environmental contamination on property owned or used by us; the availability of future permits authorizing the disposition of certain mining waste; claims of our noncompliance with any statutory and regulatory requirements; changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which we are a party or liability resulting from such litigation, arbitration, or other proceedings; historical combined and consolidated financial data may not be reliable indicator of future results; effects resulting from our separation from Sunoco, Inc.; incremental costs as a stand-alone public company; our substantial indebtedness; certain covenants in our debt documents; our ability to secure new coal supply agreements or to renew existing coal supply agreements; our ability to acquire or develop coal reserves in an economically feasible manner; defects in title or the loss of one or more mineral leasehold interests; disruptions in the quantities of coal produced by our contract mine operators; our ability to obtain and renew mining permits, and the availability and cost of surety bonds needed in our coal mining operations; changes in product specifications for either the coal or coke that we produce; changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of our insurers to meet their obligations; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories, leases and/or pensions; changes in financial markets impacting pension expense and funding requirements; our ability to protect our intellectual property rights; compromises or failure of our information technology systems; the accuracy of our estimates of reclamation and other mine closure obligations; and effects of geologic conditions, weather, natural disasters and other inherent risks beyond our control. Unpredictable or unknown factors not disclosed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke Energy has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke Energy. For more information concerning these factors, see SunCoke Energy’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. SunCoke Energy does not have any intention or obligation to update any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events, after the date of this press release except as required by applicable law.

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SunCoke Energy, Inc.

Reconciliations

Reconciliation of Estimated 2012 Adjusted EBITDA to Net Income

(Dollars in millions)	Low (Estimated)	High (Estimated)
Estimated 2012 Net Income	$94	$104
Depreciation, depletion and amortization	80	78
Total financing costs, net	48	47
Income tax expense	25	34

Estimated 2012 EBITDA	$247	$263

Sales discounts	11	12
Noncontrolling interests	(3)	(5)

Estimated 2012 Adjusted EBITDA	$255	$270

Reconciliation of 2012 Estimated Free Cash Flow

(Dollars in millions)		2012 (Estimated)
Estimated Cash Provided by Operations	In excess of	$179

Estimated cash used in investing activities	Approx.	(75)
Estimated distribution to noncontrolling interests	Approx.	(4)

Estimated Free Cash Flow	In excess of	$100

Reconciliation of Estimated 2013 Adjusted EBITDA to Net Income

(Dollars in millions)	Low (Estimated)	High (Estimated)
Estimated 2013 Net Income	$46	$63
Depreciation, depletion and amortization	99	94
Total financing costs, net	48	47
Income tax expense	10	18

Estimated 2013 EBITDA	$202	$222

Sales discounts	6	7
Noncontrolling interests	(3)	(4)
Adjustments to unconsolidated affiliate earnings	0	5

Estimated 2013 Adjusted EBITDA	$205	$230

Reconciliation of Estimated 2013 Free Cash Flow

(Dollars in millions)		2013 (Estimated)
Estimated Cash Provided by Operations	In excess of	$140

Estimated cash used in investing activities	Approx.	(200)
Estimated distribution to noncontrolling interests	Approx.	(5)

Estimated Free Cash Flow	In excess of	$(65)

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